Exhibit 99.1

Zanidatamab Clinical Data Selected for Oral Presentation at the American Society of Clinical Oncology (ASCO) Gastrointestinal Cancers Symposium

Vancouver, Canada (December 10, 2020) – Zymeworks Inc. (NYSE: ZYME), a clinical-stage biopharmaceutical company developing multifunctional biotherapeutics, today announced the selection of three abstracts for presentation at the American Society of Clinical Oncology (ASCO) Gastrointestinal Cancers Symposium, taking place virtually on January 15 – 17, 2021.

The presentations highlight updated clinical data for the HER2-targeted bispecific antibody, zanidatamab, in HER2-expressing gastroesophageal adenocarcinoma (both as monotherapy and in combination with chemotherapy) and in HER2-expressing/amplified biliary tract cancer (as monotherapy). Zymeworks is currently recruiting globally in a pivotal clinical trial in patients with HER2-amplified biliary tract cancer for which a “trial in progress” poster will also be presented during the meeting.

Oral Presentation Session

Title: Zanidatamab (ZW25) in HER2-expressing gastroesophageal adenocarcinoma (GEA):

Results from a phase I study

Lead Author: Funda Meric-Bernstam, MD, UT MD Anderson Cancer Center, TX

Abstract: 164

Rapid Abstract Session: Esophageal and Gastric Cancer

Date and Time: January 15, 2021 at 11:30 am - 12:15 pm ET

Poster Presentations

The poster presentations will be available on Friday, January 15 at 8:00 am ET on the conference website as well as the Zymeworks website.

Title: Zanidatamab (ZW25) in HER2-positive biliary tract cancers (BTCs): Results from a phase I study.

Lead Author: Funda Meric-Bernstam, MD, UT MD Anderson Cancer Center, TX

Abstract: 299

Poster Session: Hepatobiliary Cancer

Title: A phase IIb, open-label, single-arm study of zanidatamab (ZW25) monotherapy in subjects with advanced or metastatic HER2-amplified biliary tract cancers (BTCs).

Lead Author: Shubham Pant, MD, UT MD Anderson Cancer Center, TX

Abstract: TPS352

Trials in Progress Poster Session: Hepatobiliary Cancer

About Zanidatamab

Zanidatamab is a bispecific antibody, based on Zymeworks’ Azymetric™ platform, that can simultaneously bind two non-overlapping epitopes of HER2, known as biparatopic binding. This unique design results in multiple mechanisms of action including dual HER2 signal blockade, increased binding, and removal of HER2 protein from the cell surface, and potent effector function leading to encouraging antitumor activity in patients. Zymeworks is developing zanidatamab in multiple Phase 1, Phase 2, and registration-enabling clinical trials globally as a targeted treatment option for patients with solid tumors that express HER2. The FDA has granted Breakthrough Therapy designation for zanidatamab in patients with previously treated HER2 gene-amplified biliary tract cancer (BTC), and two Fast Track designations to zanidatamab, one as monotherapy for refractory BTC and one in combination with standard of care chemotherapy for first-line gastroesophageal adenocarcinoma (GEA). These designations mean zanidatamab is eligible for Accelerated Approval, Priority Review and Rolling Review, as well as intensive FDA guidance on an efficient drug development program. Zanidatamab has also received Orphan Drug designations for the treatment of biliary tract, gastric and ovarian cancers, as well as Orphan Drug designation for the treatment of gastric cancer from the European Medicines Agency.

About Zymeworks Inc.

Zymeworks is a clinical-stage biopharmaceutical company dedicated to the development of next-generation multifunctional biotherapeutics. Zymeworks’ suite of therapeutic platforms and its fully integrated drug development engine enable precise engineering of highly differentiated product candidates. Zymeworks’ lead clinical candidate, zanidatamab, is a novel Azymetric™ bispecific antibody which has been granted Breakthrough Therapy designation by the FDA and is currently in a registration-enabling clinical trial for refractory HER2-amplified biliary tract cancer as well as several Phase 2 clinical trials for HER2-positive gastroesophageal and breast cancers. Zymeworks’ second clinical candidate, ZW49, is a bispecific antibody-drug conjugate currently in Phase 1 clinical development and combines the unique design and antibody framework of zanidatamab with Zymeworks’ proprietary ZymeLink™ linker-cytotoxin. Zymeworks is also advancing a deep preclinical pipeline in oncology (including immuno-oncology agents) and other therapeutic areas. In addition, its therapeutic platforms are being leveraged through strategic partnerships with nine biopharmaceutical companies. For more information, visit www.zymeworks.com and follow us @ZymeworksInc on Twitter.

Cautionary Note Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of Canadian securities laws, or collectively, forward-looking statements. Forward-looking statements in this press release include, but are not limited to, statements that relate to Zymeworks’ clinical and preclinical development of its product candidates, the potential therapeutic effects of zanidatamab, and other information that is not historical information. When used herein, words such as “will”, “may”, and similar expressions are intended to identify forward-looking statements. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking. All forward-looking statements are based upon Zymeworks’ current expectations and various assumptions. Zymeworks believes there is a reasonable basis for its expectations and beliefs, but they are inherently uncertain. Zymeworks may not realize its expectations, and its beliefs may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements as a result of various factors, including, without limitation, market conditions and the factors described under “Risk Factors” in Zymeworks’ Quarterly Report on Form 10-Q for its quarter ended September 30, 2020 (a copy of which may be obtained at www.sec.gov and www.sedar.com). Consequently, forward-looking statements should be regarded solely as Zymeworks’ current plans, estimates and beliefs. Investors should not place undue reliance on forward-looking statements. Zymeworks cannot guarantee future results, events, levels of activity, performance, or achievements. Zymeworks does not undertake and specifically declines any obligation to update, republish, or revise any forward-looking statements to reflect new information, future events or circumstances or to reflect the occurrences of unanticipated events, except as may be required by law.

Contacts:

Investor Inquiries:

Ryan Dercho, Ph.D.

(604) 678-1388

ir@zymeworks.com

Tiffany Tolmie

(604) 678-1388

ir@zymeworks.com

Media Inquiries:

Mary Klem

(604) 678-1388

media@zymeworks.com